Exhibit 4.1
          SUPPLEMENTAL INDENTURE, dated as of January 9, 2006 (this “Supplemental Indenture”), to the Indenture dated as of March 19, 2003 (the “Indenture”), among La Quinta Properties, Inc., a Delaware corporation (the “Company”), La Quinta Corporation, a Delaware corporation (the “Guarantor”) and U.S. Bank Trust National Association, as trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Company, the Guarantor and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture its 8 7/8% Senior Notes due 2011 (the “Notes”);
          WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the requisite consents of the holders, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;
          WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated December 20, 2005 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, together with the Statement, the “Offer”), from each Holder of such Notes;
          WHEREAS, the Offer is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article Two, Article Three and Article Four of this Supplemental Indenture (the “Amendments”) having been approved by Holders of at least a majority of the outstanding principal amount of the Notes (and a supplemental indenture in respect thereof having been executed and delivered), provided that the Amendments will not become operative until immediately prior to the Mergers (as defined in the Statement) and provided all validly tendered Notes are accepted for purchase pursuant to the Offer upon consummation of the Mergers (the “Acceptance”);
          WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of a majority of the outstanding principal amount of the Notes to effect the Amendments;
          WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and
          WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:
ARTICLE ONE
SECTION 1.01. Definitions.
          Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
SECTION 2.01. Amendments to Table of Contents
          (a) The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.03, 4.05, 4.06, 4.08 through 4.11, and 4.13 through 4.17, 4.19 and 4.20, and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (b) The Table of Contents of the Indenture is amended by retitling Section 5.02 “Successor Person Substituted”.
ARTICLE THREE
SECTION 3.01. Elimination of Certain Definitions in Article 1.
          Sections 1.01 and 1.02 of the Indenture are amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.
SECTION 3.02. Amendment of Certain Provisions in Article 4.
          Section 4.07 of the Indenture is amended by:
          (a) adding “or limited liability company” after “corporate” and before “existence” in the title and in the Section;
          (b) deleting the phrase “and the corporate, partnership or other existence of each Restricted Subsidiary,” in the Section in its entirety;
          (c) replacing “,” after “Company” and before “Parent Guarantor” with “and”; and
deleting the phrase “or any such Restricted Subsidiaries; provided, however, that the Company and Parent Guarantor shall not be required to preserve the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of each of the Company and Parent Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, Parent Guarantor and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture” in its entirety.
SECTION 3.03. Elimination of Certain Provisions in Article 4.
          (a) Section 4.03 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (b) Section 4.05 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (c) Section 4.06 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (d) Section 4.08 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (e) Section 4.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (f) Section 4.10 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (g) Section 4.11 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (h) Section 4.13 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (i) Section 4.14 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (j) Section 4.15 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (k) Section 4.16 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (l) Section 4.17 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (m) Section 4.19 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

          (n) Section 4.20 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
SECTION 3.04. Amendment of Certain Provisions in Article Five.
          (a) Section 5.01 of the Indenture is amended by deleting the text of clauses (a)(3) and (4) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (b) Section 5.02 of the Indenture is amended by re-titling the Section “Successor Person Substituted”.
SECTION 3.05. Amendment of Certain Provisions in Article 6.
          Section 6.01 of the Indenture is amended by:
          (a) deleting the text “or any Restricted Subsidiary” in clause (iii);
          (b) deleting the text of clauses (iv) through (viii) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”;
          (c) deleting from clause (ix) the phrase “, any of Parent Guarantor’s Significant Subsidiaries, or any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary of Parent Guarantor”;
          (d) deleting from of clause (A) of clause (x) the phrase “, any of Parent Guarantor’s Significant Subsidiaries, or any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor”; and adding “or” after “Company,” and before “Parent Guarantor”;
          (e) deleting from of clause (B) of clause (x) the phrase “, or any of Parent Guarantor’s Significant Subsidiaries, any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor” and the phrase “, any of Parent Guarantor’s Significant Subsidiaries, any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor”; and adding “or” after “Company” and before “Parent Guarantor” where they first appear in this clause;
          (f) deleting from of clause (C) of clause (x) the phrase “any of Parent Guarantor’s Significant Subsidiaries, or any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor”; and adding “or” after “Company,” and before “Parent Guarantor”; and
          (g) deleting from of clause (D) of clause (x) the phrase “any of Parent Guarantor’s Significant Subsidiaries, or any group of Parent Guarantor’s Subsidiaries that, when taken together, would constitute a Significant Subsidiary or Parent Guarantor”; and adding “or” after “Company,” and before “Parent Guarantor”.

SECTION 3.06. Amendment of Certain Provisions in Article 8.
          Section 8.04 of the Indenture is amended by deleting the text of clauses (b) through (g) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
SECTION 3.07. Amendment of Certain Provisions in Article 10.
          Section 10.04 of the Indenture is amended by deleting the text of clause (b) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
SECTION 3.08 Amendment of Certain Provisions in Article 11.
          Section 11.01 of the Indenture is amended by deleting the second clause (a) relating, inter alia, to the absence of Defaults, in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
ARTICLE FOUR
SECTION 4.01. Elimination of Certain Provisions in the Notes
          The Notes are deemed to be amended and amended as follows:
          Section 12 of the Notes is amended by (a) deleting the text of each of clauses (iv) through (viii) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]” ; (b) deleting the phrase in clause (iii) “or any Restricted Subsidiary” , (c) redenominating clause (h) as clause “(ix)”, (d) deleting the phrase in such clause (ix) “or any of its Significant Subsidiaries” and (e) inserting in such clause (ix) the word “or” is inserted between “the Company” and “Parent Guarantor”.
ARTICLE FIVE
SECTION 5.01. Waiver of Claims to Security
          All claims to and interest in any security pledged for the benefit of the Notes are hereby waived to the fullest extent permitted by applicable law.
ARTICLE SIX
SECTION 6.01. Effectiveness of Amendments to Indenture.
          Notwithstanding any other provision of this Supplemental Indenture, (i) this Supplemental Indenture shall be effective upon its signing by the parties hereto and (ii) the Amendments shall not be operative until immediately prior to the Mergers (as defined in the

Statement) and provided all validly tendered Notes are accepted for purchase pursuant to the Offer upon consummation of the Mergers.
SECTION 6.02. Continuing Effect of Indenture.
          Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.
SECTION 6.03. Construction of Supplemental Indenture.
          This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 6.04. Trust Indenture Act Controls.
          If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.
SECTION 6.05. Trustee Disclaimer.
          The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture.
SECTION 6.06. Counterparts.
          This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

LA QUINTA PROPERTIES, INC.

By	/s/ Steven A. Schumm

Name: Steven A. Schumm
Title: Executive Vice President and Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By	/s/ Jean Clarke

Name: Jean Clarke
Title: Assistant Vice President